SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                          Date of Report: June 29,2005

                                AdAl Group, Inc.
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

             1-9431                                    94-3012230
    ------------------------                --------------------------------
    (Commission File Number)                (IRS Employer Identification No.)


Billhurst Studio, PO Box 177, Lingfield Common Road, Lingfield, Surrey RH7 6B7, United Kingdom
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 (Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code: 011-441-342-833855

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Item 1.01.  Entry into Material Definitive Agreement

      On June 29, 2005, the Registrant entered into a Securities Purchase Agreement (the "Agreement"), with Laurus Master Fund LTD., pursuant to which the Company sold a Secured Convertible Term Note in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), which is convertible into shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"). Subject to adjustment and anti-dilution provisions set forth in the Note, the fixed conversion price with respect to the first $1,000,000 principal amount of the Note shall be $3.00, and with respect to the remaining principal amount shall be $3.50. The principal amount and any and all accrued and unpaid interest payable under the Note shall be paid on or before June 29, 2008 (the "Maturity Date"). The Registrant shall pay interest on the principal amount of the Note at a rate per annum equal to the "prime rate" published in The Wall Street Journal, plus three percent, payable monthly in arrears, commencing on July 1, 2005 and on the first business day of each consecutive calendar month thereafter. The interest rate is subject to adjustment at the end of each month until the Maturity Date, as provided for in the Note.

      Also on June 29, 2005, in connection with the financing transaction, the Company issued to Laurus (i) a common stock purchase warrant to purchase up to 375,000 shares of Common Stock (the "Warrant") at an exercise price of $6.30 for the first 187,500 shares acquired thereunder and an exercise price of $6.83 for any additional shares acquired thereunder , and (ii) an Option to purchase up to 150,702 shares of Common Stock at an exercise price of $0.0001 per share(the "Option"). Laurus exercised the Option for 150,230 shares on June 30, 2005.

      To secure the payment obligations arising under, out of or in connection with the Agreement, the other agreements entered into in connection with the financing, the Registrant, and each of its subsidiaries, has entered into a Master Security Agreement pursuant to which the Registrant assigned and granted to Laurus a continuing security interest in certain of its assets, including, without limitation, cash, accounts receivable and equipment.

      The Registrant has agreed to file a Registration Statement on Form SB-2 with the Securities and Exchange Commission to register the shares underlying the Note, the Warrant and the Option within 45 days of closing, and to have the Registration Statement declared effective within 120 days of closing.

Item 9.01.  Financials Statements and Exhibits

Exhibit No.       Description

4.2               Securities Purchase Agreement, dated June 29, 2005
4.3               Secured Convertible Term Note, dated June 29, 2005
4.4               Common Stock Purchase Warrant, dated June 29, 2005
4.5               Option, dated June 29, 2005

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ADAL GROUP, INC.

                                               By: /s/ Nicholas Shrager
                                                   Name:  Nicholas Shrager
                                                   Title: CEO and President
Dated: July 5, 2005